EXHIBIT 99.1

Fluidigm Provides Update on COVID-19 Impact and Preliminary Revenue Estimate for First Quarter 2020

SOUTH SAN FRANCISCO, Calif., April 14, 2020 (GLOBE NEWSWIRE) -- Fluidigm Corporation (Nasdaq: FLDM), an innovative biotechnology tools provider with a vision to improve life through comprehensive health insight, today provided an update on the impact of the COVID-19 pandemic on its business and announced preliminary revenue estimates for the quarter ended March 31, 2020.

Fluidigm has been actively responding to the pandemic by protecting our employees and serving urgent customer needs while managing our liquidity.

Protecting our Employees
As Fluidigm is a designated essential business, our employees have been working from home offices or our laboratories and offices, and in some cases, at customer sites. We have implemented health and safety practices in accordance with evolving government and public health agency guidelines in all of our facilities around the world.

Serving our Customers
Fluidigm has been working with a growing body of researchers around the world who are aggressively responding to the pandemic. We believe our microfluidics and mass cytometry capabilities can play a significant role in virus detection as well as immune profiling of the impacted population. Furthermore, we believe our solutions will be important to the durable response from government and medical institutions.

Examples of recent activity include:

  A global mix of customers utilizing or evaluating our microfluidic platforms for  ultrahigh-throughput RNA-based virus detection tests.
  Clinical researchers deploying Fluidigm CyTOF® technology and/or our Maxpar® Direct™ Immune Profiling Assay™ to characterize the immune response to the virus or evaluate immune response related to potential therapies and vaccine candidates. A recent example was the publication of a clinical study1 to evaluate stem cell therapy as a potential treatment for COVID-19 pneumonia in China.
  Novel approaches to COVID-19 related opportunities, including a recent announcement that a consortium of medical schools funded by the U.S. Defense Department’s Defense Advanced Research Projects Agency (DARPA) is developing a new epigenetic test employing our unique microfluidics technology for early COVID-19 detection.

Managing our Liquidity
We are actively managing our operating expenses and cash flows in response to the evolving market conditions.

Additional details regarding Fluidigm’s activities related to the COVID-19 pandemic can be found at fluidigm.com and investors.fluidigm.com

First Quarter Preliminary Financial Highlights
Total revenue is expected to be approximately $27.6 million, including approximately $3 million of license revenue. We observed a significant slowdown in customer activity beginning in China, spreading to all regions of the world as the quarter progressed. Widespread adoption of work-from-home or shelter-in-place policies caused many of our customers to reduce or suspend their activities, which adversely affected our revenue in the first quarter. The first quarter was not impacted by supply or manufacturing constraints.

Cash and cash equivalents, short-term investments, and restricted cash as of March 31, 2020, totaled approximately $49.6 million, compared to $60.7 million at the end of 2019. Cash flows in the quarter included $5.2 million of cash consideration paid for the acquisition of InstruNor AS and $3.5 million of cash received pursuant to a licensing and legal settlement.

2020 Guidance
Due to the unknown duration and extent of the novel coronavirus’s impact on revenue and the uncertainty about how this pandemic will affect our global operations, Fluidigm is withdrawing its 2020 guidance that was provided on February 10, 2020. We expect to update our outlook at such time as the effects of the virus on our business become clearer.

We plan on releasing our full financial and operating results for the first quarter of 2020 and additional information on the impact of the COVID-19 pandemic in our upcoming earnings call, which is expected to be in early May 2020.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the expected results for our first quarter ended March 31, 2020. Forward‑looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to differences between our estimated and actual financial results for the quarter ended March 31, 2020, as we finalize our quarter end financial closing procedures; the suitability and acceptance of our tools and technology by the research community pursuing solutions for the novel coronavirus pandemic; our ability and/or the ability of the research institutions utilizing our products and technology to obtain FDA and any other requisite approvals to use our products and technology for diagnostic testing purposes; customers and prospective customers continuing to curtail or suspend activities utilizing our products; interruptions or delays in the supply of components or materials for, or manufacturing of, our products resulting from the pandemic or other factors; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; risks relating to reliance on sales of capital equipment for a significant proportion of revenues in each quarter; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks; competition; uncertainties in contractual relationships; risks relating to company research and development, sales, marketing, and distribution plans and capabilities; reductions in research and development spending or changes in budget priorities by customers; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks and uncertainties and other information affecting Fluidigm's business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2019, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (Nasdaq: FLDM) is an industry-leading biotechnology tools provider with a vision to improve life through comprehensive health insight. We focus on the most pressing needs in translational and clinical research, including cancer, immunology, and immunotherapy. Using proprietary CyTOF® and microfluidics technologies, we develop, manufacture, and market multi-omic solutions to drive meaningful insights in health and disease, identify biomarkers to inform decisions, and accelerate the development of more effective therapies. Our customers are leading academic, government, pharmaceutical, biotechnology, and plant and animal research laboratories worldwide. Together with them, we strive to increase the quality of life for all. For more information, visit fluidigm.com.

Fluidigm, the Fluidigm logo, CyTOF, Direct, Immune Profiling Assay, and Maxpar are trademarks and/or registered trademarks of Fluidigm Corporation in the United States and/or other countries. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information
We use our website (fluidigm.com), investor site (investors.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (facebook.com/Fluidigm), and LinkedIn page (linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

1 Leng, Z., Zhu, R., Hou, W. et al. “Transplantation of ACE2– mesenchymal stem cells improves the outcome of patients with COVID-19 pneumonia.” Aging and Disease 11 (2020): 216–228.

Contacts:

Investors:
Agnes Lee
Vice President, Investor Relations
Fluidigm Corporation
650 416 7423
agnes.lee@fluidigm.com

Media:
Mark Spearman
Senior Director, Corporate Communications
650 243 6621
mark.spearman@fluidigm.com